Exhibit 99.1

EMBARGOED FOR RELEASE WEDNESDAY, FEB. 23, 2005 6:30 A.M.

Medco Contacts:		Accredo Contacts:
Investors:	Susan Cramer	Joel Kimbrough
	(201) 269-6187	(901) 385-3621
Media:	Jeffrey Simek	Kerry Finney
	(201) 269-6402	(901) 381-7442

Medco Announces Agreement to Acquire Specialty Pharmacy Services

Leader Accredo Health in Transaction Valued at $2.2 Billion

— Strategic Acquisition Creates America’s Leading Provider

of Specialty Pharmacy Products and Services —

— Transaction Expected to be Accretive to Medco Shareholders in 2006 —

FRANKLIN LAKES, N.J., and MEMPHIS, Tenn., Feb. 23, 2005 — Medco Health Solutions, Inc. (NYSE:MHS), today announced a definitive agreement to acquire Accredo Health, Incorporated (NASDAQ:ACDO) in a cash and stock transaction valued at the time of the announcement at $43.33 per share, or $2.2 billion. The combination of one of the country’s largest pharmacy benefit managers with a leading provider of specialty pharmacy services will transform Medco into the industry’s most comprehensive full-service pharmacy benefit provider, offering a broad spectrum of prescription medicines and integrated clinical services to patients on long-term therapies and support for the treatment of complex, chronic diseases. Specialty pharmacy represents one of the most dynamic and rapidly growing sectors of prescription health care, and this acquisition creates a strong platform for Medco’s future growth in this market.

The combination of Medco and Accredo creates the nation’s largest specialty pharmacy business, generating more than $4 billion in annual net revenues and complementing Medco’s industry-leading pharmacy practice.

“We believe the addition of Accredo’s specialty pharmacy expertise to Medco’s leading pharmacy benefit model will take the value we have already experienced from our current alliance with Accredo to the next level, providing significant benefits to our clients, members, shareholders and employees,” said David B. Snow Jr., Medco’s chairman, president and CEO. “Medco’s shareholders are expected to benefit from further top-line and bottom-line growth and the opportunities that lie ahead in this important growth market. Medco’s clients will be able to take advantage of a broad, integrated specialty service offering designed to better manage the cost of providing the highest quality of patient care in a critical health care category.

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Medco Announces Agreement to Acquire Accredo Pg. 2

“Employees from both companies will also benefit from the expanded opportunity to be part of a larger enterprise with the resources and expertise to foster innovation and touch a larger universe of patients,” said Snow.

Added David D. Stevens, chairman and chief executive officer of Accredo: “The transaction unites two complementary best-of-class pharmacy operations and represents a unique opportunity to extend the adoption of Accredo’s specialty business in the marketplace. We believe manufacturers, physicians, payors and the valued patients we serve will realize considerable benefits from the combination of our offering with Medco’s sophisticated business model, overall scale and impressive client base.”

To maximize Accredo’s well-developed relationships, Medco intends to manage Accredo as an independent business, retaining its successful business model, brands, culture and focus. Medco is committed to preserving Accredo’s high-touch service model focused on excellence in patient care.

The new business will report to Kenny Klepper, Medco’s executive vice president and chief operating officer, with Stevens serving as CEO for the combined specialty business, which will unite Accredo’s strong management team with Medco’s specialty pharmacy leadership. “This combined team is broad and deep, with the proven operational and clinical expertise to drive specialty pharmacy to a new level of focus and innovation for the benefit of our clients and their membership,” said Klepper.

Terms of the Agreement

Under the terms of the agreement, each Accredo share outstanding will be exchanged for $22.00 in cash and 0.49107 shares of Medco common stock, subject to adjustment based on the value of Medco’s common stock in certain situations as provided in the agreement. The equity portion of the transaction is expected to be tax-free to Accredo stockholders. Medco expects to fund the cash portion of the transaction through a combination of cash on hand, bank borrowings and its accounts receivable financing facility. The transaction has been unanimously approved by the boards of directors of both companies, and is subject to the approval of Accredo stockholders and other customary closing conditions. The transaction is expected to close in mid-2005.

Financial Profile of the Combined Company

The combined company expects to achieve annual pre-tax operating synergies of more than $40 million in 2006 primarily through operational leverage and cross-selling opportunities. The transaction is expected to be accretive to Medco’s 2006 GAAP earnings per share, excluding one-time transaction-related adjustments and costs. Subsequent to closing, Medco will continue to be capitalized by an anticipated Debt to EBITDA ratio of 1.5x and a Debt to Total Capitalization ratio of less than 25 percent. Medco further anticipates using its significant free cash flow to repay its debt.

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Medco Announces Agreement to Acquire Accredo Pg. 3

Leading Provider of Specialty Biopharmaceuticals

Medco launched its specialty pharmacy operations in February 2003. To complement its capabilities, in early 2004 Medco forged a 10-year strategic alliance with Accredo to create a single-source platform for all specialty pharmaceuticals, including Accredo’s limited distribution offerings.

Accredo’s business model encompasses drugs to treat hemophilia, immunodeficiency disorders, pulmonary arterial hypertension, respiratory syncytial virus, multiple sclerosis, growth hormone deficiency and Gaucher’s disease. Medications for these disease states are provided through Accredo’s 36 branch locations or shipped overnight from four centralized dispensing facilities to patient homes, physician offices and hospital outpatient departments. Medco, which now has approximately 30 million members with access to Medco Specialty Pharmacy Services, plans to cross-sell the enhanced offering across its book of business to the benefit of Medco clients.

“Our business alliance with Accredo over the past year made clear the advantages of working even more closely together, and the timing was right to make that happen now. From the pills and capsules of traditional pharmacy to the injectables and biotech medicines of specialty pharmacy, this enhances Medco’s end-to-end leadership in the management of the full pharmacy spectrum for our clients and their members,” said Snow.

Lehman Brothers Inc. served as Medco’s financial advisor and Sullivan & Cromwell LLP provided legal advice; Raymond James Financial, Inc. represented Accredo in the transaction and Alston & Bird LLP acted as Accredo’s legal counsel.

Conference Call

Management from both companies will host a conference call to review the transaction on Feb. 23, 2005 at 8:30 a.m. (EST).

To access the live conference call via telephone:

Dial in: (800) 949-5383 from inside the U.S. or (706) 679-3440 from outside the U.S.

To access the live webcast:

Go to the News & Pressroom page of the Investor Relations section at www.medco.com.

A replay of the call will be available on February 24 through March 23.

Dial in: (800) 642-1687 from inside the U.S., or (706) 645-9291 from outside the U.S. Please use passcode # 4165544.

About Medco

Medco Health Solutions, Inc., a leading pharmacy benefit manager with the nation’s largest mail order pharmacy operations, assists its customers to moderate the cost and enhance the quality of prescription drug benefits provided to members nationwide. Its customers include private- and public-sector employers and healthcare organizations. Medco is traded on the New York Stock Exchange under the symbol MHS. On the Net: http://www.medco.com.

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Medco Announces Agreement to Acquire Accredo Pg. 4

About Accredo

Accredo Health, Incorporated provides specialized pharmacy and related services pursuant to agreements with biotechnology drug manufacturers relating to the treatment of patients with certain costly, chronic diseases. The Company’s services include collection of timely drug utilization and patient compliance information, patient education and monitoring through the use of written materials and telephonic consultation, reimbursement expertise and overnight drug delivery.

Safe Harbor Statement

This news release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding benefits of the proposed transaction, expected synergies, anticipated future financial and operating performance and results. These statements are based on the current expectations of management of both companies. There are a number of risks and uncertainties that could cause actual results to differ materially. For example, the companies may be unable to obtain stockholder or regulatory approvals required for the transaction; problems may arise in successfully integrating the businesses of the two companies; the transaction may involve unexpected costs; the combined company may be unable to achieve cost-cutting synergies; the businesses may suffer as a result of uncertainty surrounding the transaction; and the industry may be subject to future regulatory or legislative actions. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. This news release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have posted this document, including certain supplemental information, on the Investor Relation’s section of www.medco.com.

Additional Information and Where to Find It

This news release contains certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on Medco’s Web site at www.medco.com.

In connection with the proposed transaction, Medco intends to file a registration statement, including a proxy statement of Accredo Health, Incorporated and other materials with the Securities and Exchange Commission (SEC). Investors are urged to read the registration statement and other materials when they are available because they contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, when they become available, as well as other filings containing information about Medco and Accredo, at the SEC’s Internet site (http://www.sec.gov). These documents also may be accessed and downloaded for free from Medco’s Investor Relations Web site, www.medco.com, or obtained for free by directing a request to Medco Health Solutions, Inc. Investor Relations Department, 100 Parsons Pond Drive, F1-6, Franklin Lakes, NJ, 07417. Copies of Accredo’s filings may be accessed and downloaded for free at Accredo’s Investor Relations Web site, www.accredohealth.net, or obtained for free by directing a request to Accredo Health, Incorporated Investor Relations, 1640 Century Center Parkway, Memphis, TN, 38134.

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Medco Announces Agreement to Acquire Accredo Pg. 5

Medco, Accredo and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Accredo stockholders in respect of the proposed transaction. Information regarding Medco’s directors and executive officers is available in Medco’s proxy statement for its 2004 annual meeting of stockholders, dated March 19, 2004, and information regarding Accredo’s directors and executive officers is available in Accredo’s proxy statement, dated Oct. 19, 2004, for its 2004 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.

Table

Selected Information

(Unaudited)

(In millions, except for per-share data)

MEDCO HEALTH SOLUTIONS, INC.
Fiscal Year Ended December 25, 2004
Net Revenue	$35,351.9
Net Income	$481.6
Average shares outstanding – diluted	274.7
GAAP Earnings per share – diluted	$1.75

ACCREDO HEALTH, INCORPORATED
12 Months Ended December 31, 2004
Net Revenue	$1,715.8
Net Income	$76.1
Average shares outstanding – diluted	49.2
GAAP Earnings per share – diluted	$1.55

A combination of this financial information is not indicative of what our results would have been if we had been operating as a combined entity during the period presented.

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